Exhibit 11
Work Service Regulations









                       SERVICE REGULATIONS



















                     P&P Research Co., Ltd.

                 Chapter 1 General Stipulations

Article 1 (purpose)

These  stipulations  aim  to define the conditions  of  work  and service of employees.



Article 2 (scope)

Beyond  the scope of these stipulations, the conditions  of  work

and   service  of  employees  shall  follow  relevant  laws   and

regulations.





                   Chapter 2 General Services

Article 3 (obligation)

Employees are obliged to observe the rules and regulations of the

Company and orders of their superiors and accomplish their  tasks faithfully.



Article 4 (preservation of dignity and reputation)

Employees  should act and talk in a manner that will  not  render any damage to the Company's credit and honor.



Article 5 (self-development and cooperation)

Employees  should  always  build their character,  improve  their knowledge,  and cooperate with one another for the prosperity  of the Company.

Article 6 (confidentiality)

Employees   should   not   disclose  to  others   the   Company's

confidential  affairs and other information they may  acquire  in the  course of performing their tasks, or respond arbitrarily  to inquiries.



Article 7 (ban on holding two jobs)

Full-time  executives  and employees  may  not  engage  in  other lucrative  jobs than those in the Company without  approval  from its representative director.



Article 8 (ban on credit, guarantee, or mortgage provision)

Employees  should not act as debtor, guarantor,  or  provider  of mortgage for the sake of the Company.



Article 9 (ban on politics)

Employees  should  not  join  political  parties  or  engage   in

political  activities  without approval from  the  representative director of the Company.



Article 10 (respect for vocational ethics)

Employees  should  show respect for vocational  ethics  to  avoid

committing  unfavorable  behavior.  Likewise,  they  should   not

directly or indirectly receive gifts or treats or borrow money in the course of performing their duties.



Article 11 (report on personal information)

Employees   are   expected   to  immediately   provide   personal

information including change of address, personal name, etc.



Article 12 (report on clerical errors)

Employees are expected to report immediately any clerical errors,

major or minor. Article



Article 13. (ban on loan with business connections)

Employees are not allowed to have accounts to settle or act as  a financial medium for business connections of the Company for  the sake  of their own benefits. Likewise, they should not be engaged in  giving  or receiving money and goods in relation to  business connections.



Article 14 (willful change of business affairs)

Employees should not willfully change the procedures of  business affairs.



Article 15 (absence without permission)

Employees   should  not  be  absent  from  their  posts   without

permission from their superior.



Article 16 (responsibility of superintendent)

Employees  responsible for subordinates should always  act  in  a manner  befitting  their stature so that their  subordinates  may avoid committing blunders.

        Chapter 3 Business Hour, Break, and Paid Holidays



Article 17 (business hours)

Employees' business hours run from 9:00 AM to 6:00 PM on weekdays and  from 9:00 AM to 2:00 PM on weekends. Schedule may be subject to change as necessary.



Article 18 (break)

Employees' break run from 12noon to 1:00PM, provided their  tasks are not disrupted.



Article 19 (attendance)

Employees must report for work before 9:00 AM. However, employees who worked until

22:00 on the previous day may report for work no later than 10:00

AM.



Article 20 (absence, tardiness, undertime)

     1.   Employees should submit an application form immediately

          before  or after their absence, tardiness, or undertime

          due  to  disease or other causes. However, an  employee

          may  not submit the application form with approval from

          the Company.

     2.   If  an employee comes to work: (a) less than 10 minutes

          late,  he/she  would  be issued a verbal  warning;  (b)

          between  10 minutes and one hour, one-third of  his/her

          daily  wage shall be deducted; (c) more than one  hour,

          the  whole  daily wage shall be deducted. Three  verbal

          warnings  are  tantamount to deduction of one-third  of

          the daily wage.

     * The daily wage refers to the annual salary divided by 365.



Article 21 (going out)

Employees  may  go  out  of the office  only  upon  securing  the approval of their superior.

Employees  with prior approval from the Company need  not  obtain prior approval from their superior when going out.

Article 22 (paid holidays)

Paid holidays of the Company are as follows:

     1.   Sundays

     2.   National holidays

          (A)  March 1

          (B)  July 17

          (C)  August15

          (D)  October 3

     3.   Other holidays

          (A)  January 1 and 2 (New Year's Day)

          (B)  Few  days before and after January 1 according  to

               the lunar calendar (New Year's Feast)

          (C)  April 5 (Arbor Day)

          (D)  May 1 (Labor Day)

          (E)  May 5 (Children's Day)

          (F)   April 8 according to the lunar calendar (Buddha's

     Birthday)

          (G)  June 6 (Memorial Day)

          (H)  Few  days before and after August 15 according  to

               the lunar calendar (Harvest Feast)

          (I)  December 25 (Christmas)

     4.   Other rest days set by the government or the Company





                        Chapter 4 Leaves



Article 23 (classification of leaves)

Leaves  are  classified  as annual and  monthly  leave,  feminine leave, acknowledged leave, and filed leave.



Article 24 (application for a leave)

Leaves can be secured upon approval from the employee's superior,

in accordance with the Office and Authority Regulations.





Article  25 (change of vacation time anti instruction  for  using leaves)

The Company can change a vacation time or instruct an employee to use leaves due to unavoidable circumstances.



Article 26 (annual and monthly leaves)

     1.   Annual and monthly leaves are permitted pursuant to the

          following standards:

          1.    Monthly leaves: one day out of the whole month of work

          2.   Annual leaves

               (A)  11   days   for  an  employee  with   perfect

                    attendance in the previous year

               (B)  9  days  for an employee with more  than  90%

                    attendance in the previous year

               (C)  4 days for a new employee for that year

               (D)    One  day is annually added to vacation days

                    as  stipulated  in Section 2(A)  or  2(B)  of

                    Article  26 for an employee who has  rendered

                    more  than  two  years  of  service  to   the

                    Company.

     2.   Vacation days stipulated in Section 1 of Article 26 can

          be  accumulated or divided and used only for that  year

          according to the employees' prerogative.

3.    Annual leaves may be commuted in lieu of paid leaves.



Article 27-1 (acknowledged leaves)

Acknowledged leaves are permitted for employees for a  period  of adjusted time under any of the following cases:

     1.   They  are  summoned  for  an examination  for  military

          service,  roll call, reserve forces training, or  civil

          defense  training:  the number of  days  required  with

          additional days as necessary

     2.   They are summoned by a legal court or other institution

          on official business: as necessary

     3.   They are participating in a legal vote: as necessary

     4.    They are faced with a natural disaster including flood

or fire: as necessary

     5.   Traffic is suspended: as necessary

     6.   They  cannot  come  to work due to  sickness  or  wound

          inflicted during official businesses (including TB  and

          lung diseases): the number of days required for medical

          treatment, maximum of one year

     7.   Personal occasions

          (A)   Marriage of an employee himself: maximum of seven days

          (B)  Marriage  of  an employee's child: actual  wedding

               day with additional days as necessary

          (C)  Marriage  of a sibling of an employee  or  his/her

               spouse: actual wedding day with additional days as

               necessary

          (D)  Banquet  on the 70 birthday of a lineal ascendant,

               father's  brother  or  his  wife,  grandfather  or

               grandmother on the mother's side of an employee or

               his/her spouse: actual day with additional days as

               necessary

          (E)   In case of a relative's death, the following applies:


      Classification        At the beginning of   At end of morning
                                  morning
----------------------------------------------------------------------
Death of an employee's     Maximum of seven days  Actual day with
spouse, a lineal ascendant                        additional days as
of an employee or his/her                         necessary
spouse
----------------------------------------------------------------------
Death of an employee's     Maximum of five days   Actual day with
child, sibling of an                              additional days as
employee or his/her spouse                        necessary
----------------------------------------------------------------------
Death of a father's        Maximum of three days  Actual day with
brother or his wife,                              additional days as
grandfather or grandmother                        necessary
on the mother's side of an
employee
----------------------------------------------------------------------
Death of other relative(s) Maximum of two days    Actual day with
living together with the                          additional days as
employee                                          necessary
----------------------------------------------------------------------

     9.   A child of an employee is delivered: three days

     10.  Maternity   leave:   In  case  of  normal   childbirth,

          miscarriage,  premature birth, or stillbirth  occurring

          eight months (197 days) after a pregnancy, 90 days  are

          permitted for a female employee. However, more than  45

          days should be assigned after her delivery.

          In  case  of  premature  birth or stillbirth  occurring

          within four months after the pregnancy, seven days  are

          permitted.  However,  the period  may  be  extended  as

          necessary.

     11.  The representative director may recognize a prize leave based on a special business merit or a good suggestion:

          as indicated

     12.   An  employee moves to a new house: actual day (once  a

     year)



Article 27-2

One  day  of  paid  feminine  leave per  month  is  permitted  as requested by a female employee with regular status. In this case,

the stipulations in Article 25 do not apply.



Article 28 (filed leave)

A  maximum  of three-month filed leave per year may be  permitted for  an  employee who cannot continue working due to a  wound  or disease  other  than those acquired in the course  of  performing his/her tasks.



Article 29 (annual and monthly leaves)

Acknowledged leave and filed leave are not included in the number of allowed annual and monthly leaves.



Article 30 (commuting of unused leaves)

Unused  leaves  may  be commuted, pursuant  to  separate  related stipulations.



Article 31 (paid leaves)

Paid  leaves  are  allowed unless a specific regulation  provides otherwise.

Article 32 (excessive leaves)

Leaves  exceeding the prescribed number of days are  regarded  as absence.



Article 33 (holidays during leaves)

Holidays are not counted in the number of vacation days. However,

they apply in case of maternity leaves.



Article 34 (unit of leave)

The  vacation period is counted based on the business year of the

Company.





        Chapter 5 Temporary Retirement and Reinstatement



Article 35 (classification of temporary retirement)

The  temporary  retirement is classified  as  mandated  temporary

retirement,   conscription-based  temporary   retirement,   filed

temporary retirement, and training temporary retirement.



Article 36 (mandated temporary retirement)

(1)   The representative director can impose a mandated temporary retirement on an employee under any of the following cases:

     1.   An  employee caimot perform his/her usual duties due to

          a contagious disease or mental disease

     2.   Acknowledged  leaves based on Clause 6, Article  27  in

          the above exceed one year

     3.   An  employee  should have a temporary retirement  under

          unavoidable circumstances

(2)   The period of a mandated temporary retirement shall be  set by the representative director.



Article 37 (filed temporary retirement)

(1)   A  maximum  of one-year filed temporary retirement  may  be allowed for an employee who cannot work due to a disease or wound after the filed leave expires pursuant to Article 28.

(2)   A  maximum of six-month filed temporary retirement  may  be allowed  for an employee who cannot work due to personal  reasons other than a disease after the prescribed period of leave expires pursuant to Chapter 4.



Article 38 (submission of application form)

An  employee  who  wants to file a leave of temporary  retirement should  submit  an  application form accompanied  by  documentary evidence showing the appropriate reasons and get the approval  of the representative director.





Article 39 (status of a temporary retiree)

A  temporary  retiree is still considered as an employee  of  the

Company.



Article 40 (reinstatement)

(1)   An  employee  may be ordered to return to his/her  position immediately after reasons for temporary retirement have ceased to exist, even though the period of temporary retirement has not yet expired.

(2)   An  employee  whose period of temporary retirement  expires should  be  rightly  reinstated  after  handing  in  any  of  the following documents:

     1.   A   medical  certificate  from  a  doctor  after  being

          completely cured of a disease

     2.   Other  cases:  documentary evidence  proving  that  the

          reasons for temporary retirement have ceased to exist



Article 41 (resignation)

An  employee  whose  period of temporary  retirement  expires  or

reasons  for  temporary  retirement  have  ceased  to  exist   is

considered resigned under any of the following cases:

     1.    He/she  does  not hand in an application  to  ask  for

his/her reinstatement

     2.   He/she does not come to work within seven days after an

          order to return to his/her post is issued

     3.   He/she is deemed unable to do his/her job



Article 42 (paid temporary retirement)

Paid  temporary  retirement is provided pursuant  to  the  Salary

Regulations of the Company.



Article 43 (appointment during a leave)

An  employee  who  is  on  temporary retirement  belongs  to  the

Department   of  General  Affairs.  However,  the  representative

director may change his/her appointment.





                  Chapter 6 Continuous Service



Article 44 (calculation of continuous service)

(1)   The  period  of  continuous service  o  f  an  employee  is calculated  considering  the  date  of  his/her  entry  into  the

Company.

(2)   The following time is not considered in the calculation  of the period of continuous service:

     1.   The period of temporary retirement caused by a mandated

     temporary retirement as stated in Article 36.

     2.     The  period  of  suspension  from  duty  due   to   a

disciplinary action.







                      Chapter 7 Resignation



Article 45 (classification of resignations)

The  resignation  of  an  employee  is  classified  as  voluntary resignation, penal resignation, and rightful resignation.



Article 46 (voluntary resignation)

An  employee  should  submit a Resignation Form  30  days  before he/she retires due to personal reasons.



Article 47 (penal resignation)

An  employee  is considered resigned in accordance  with  related regulations in case of retirement as a disciplinary action.



Article 48 (rightful resignation)

An  employee is considered rightfiully resigned under any of  the following cases:

     1.   An employee is dead

     2.   An employee is chosen as an executive of the Company

     3.   An  employee  is subjected to a decree of interdiction,

          incompetence, or bankruptcy

     4.    An employee is finally sentenced to severer punishment

than confinement

     5.   An  employee  who  is on temporary  retirement  is  not

          reinstated in his/her former post

     6.   The  condition or time limit for a service contract  of

          an employee is attained

     7.   An employee reaches his/her age limit



Article 49 (age limit)

Employees not more than 60 years of age may work for the Company.

However, the representative director may extend the age limit  as necessary.



Article 50 (advance notice of retirement)

(1)   An  employee who has worked for more than six months should provide a 30-day notice of resignation before he/she retires.

(2)    Any employee who does not comply with Section 1 of Article

50  shall  be  paid a 30-day normal wage. However, Section  1  of

Article  50  shall not apply when an employee  is  fired  due  to justifiable causes.





                   Chapter 8 Safety and Health



Article 51 (health management)

Employees should undergo medical checkups every year.



Article 52 (health benefits)

The  Company  may  provide  employees with  health  benefits,  in accordance with separate regulations.



Article 53 (ban on employment of invalids)

An employee may be ordered to go on a leave or file for temporary retirement  due  to possibility that his/her infectious  disease,

mental disease, or occupational disease should worsen.





                 Chapter 9 Accident Compensation



Article 54 (accident compensation)

Employees' accident compensation shall be stipulated in  separate regulations.